UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 7, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities

As described by Cano in its Current Report on Form 8-K filed with the Commission on November 6, 2007, on November 2, 2007, Cano Petroleum, Inc. (“Cano”) entered into the Securities Purchase Agreement with 29 institutional investors (the “Investors”). On November 7, 2007, Cano closed the transactions pursuant to the Securities Purchase Agreement and issued 3,500,000 shares of common stock at a price of $7.15 per share. The exact number of shares of common stock purchased by each Investor is set forth in the Schedule of Buyers included in the Securities Purchase Agreement which was filed on the Current Report on Form 8-K filed with the Commission on November 6, 2007 as Exhibit 10.1 and incorporated herein. The aggregate gross proceeds were $25,025,000.

The offer and sale of common stock were made pursuant to Rule 506 promulgated pursuant to the Securities Act of 1933, as amended, since each of the Investors is an “accredited investor” as defined by Rule 501 promulgated pursuant to the Securities Act of 1933, as amended.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: November 13, 2007
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer